UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 18, 2022

Quantum Corporation
(Exact name of registrant as specified in its charter)

Delaware		001-13449	94-2665054
(State or other jurisdiction of incorporation or organization)		(Commission File No.)	(I.R.S. Employer Identification No.)

224 Airport Parkway	Suite 550
San Jose	CA		95110
(Address of Principal Executive Offices)			(Zip Code)

(408)	944-4000
Registrant's telephone number, including area code

(Former name, former address and former fiscal year, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.01 par value per share	QMCO	Nasdaq Global Market

Check the appropriate box below if the Form 8-K ﬁling is intended to simultaneously satisfy the ﬁling obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.08.  Shareholder Proposals

The Board of Directors of Quantum Corporation (the “Company”) has established August 16, 2022 as the date of the Company’s 2022 Annual Meeting of Stockholders (the “2022 Annual Meeting”). The Company will set forth the 2022 Annual Meeting time and location in its proxy statement. Stockholders of record at the close of business on June 24, 2022 will be entitled to vote at the 2022 Annual Meeting.

Stockholders who wish to have a proposal considered for inclusion in the Company’s 2022 Annual Meeting proxy materials must submit their proposal by May 26, 2022. Stockholders who wish to bring business before the 2022 Annual Meeting or to nominate a person for election as a director without being included in the 2022 Annual Meeting proxy materials must submit their proposal by May 28, 2022. Any proposal submitted must meet the requirements of Delaware law, the rules and regulations of the Securities and Exchange Commission, and the Company’s Bylaws, in order to be eligible for inclusion in the proxy materials for, or to be brought before, the 2022 Annual Meeting, as applicable, and must be submitted in writing to the attention of the Corporate Secretary, Quantum Corporation, 224 Airport Parkway, Suite 550, San Jose, California, 95110.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Quantum Corporation
(Registrant)

May 18, 2022	/s/ Brian E. Cabrera
(Date)	Brian E. Cabrera
Senior Vice President, Chief Legal and Compliance Officer, and Secretary